MORTEN BEYER & AGNEW


                                                                April 5, 1999


Atlas Air
538 Commons Drive
Golden, CO  80401


          Re: FINAL PROPECTUS SUPPLEMENT, DATED APRIL 5, 1999, TO THE PROSPECTUS DATED FEBRUARY 16, 1999, INCLUDED IN THE REGISTRATION STATEMENT NO. 333-71833 OF ATLAS AIR, INC.


Ladies and Gentlemen:

     We hereby consent to the use in the above-captioned Final Prospectus Supplement of the report prepared by us with respect to the Aircraft referred to therein, to the summary of such report in the text of such Final Prospectus Supplement and to the references to our name in such Final Prospectus Supplement.


                                       Sincerely,


                                       /s/ R.F. Agnew
                                       --------------------
                                       MORTEN BEYER & AGNEW
                                       R.F. Agnew
                                       President